EXHIBIT 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.TCFExpress.com

200 Lake Street East, Wayzata, MN 55391-1693

TCF Declares Two-for-one Stock Split

Wayzata, MN, August 3, 2004 – The Board of Directors of TCF Financial Corporation (TCF) (NYSE: TCB) has declared a two-for-one stock split in the form of a 100 percent stock dividend payable September 3, 2004 to shareholders of record as of August 13, 2004.  The stock split will increase TCF’s common shares issued and outstanding from approximately 70 million shares to approximately 140 million shares.

“TCF announced record second quarter earnings and the Board’s decision to split the shares is another demonstration of our optimistic outlook for TCF,” said William A. Cooper, Chairman and CEO.  “We believe that moving the shares into a trading range that is more accessible to a wider range of investors will increase the stock’s liquidity and marketability.”

TCF is a Wayzata, Minnesota-based national financial holding company with $11.9 billion in assets.  TCF has 411 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

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